UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 1, 2014

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On April 1, 2014, Piedmont Natural Gas Company, Inc. ("Piedmont") jointly announced with Duke Energy Corporation ("Duke Energy") a solicitation for proposals to build a second major natural gas pipeline into North Carolina to meet growing demand for the fuel in the Carolinas and possibly surrounding states. Duke Energy’s increasing reliance on natural gas to generate electricity, coupled with Piedmont’s growing customer demand, warrant investment in a new pipeline that would bolster reliability and diversity of natural gas supplies, the two companies stated in their solicitation. Specifically, Duke Energy and Piedmont seek an initial new natural gas supply of as much as 900 million cubic feet per day, with a target in-service date of late 2018. The companies will consider "a joint venture, ownership interest, strategic partnership or other financial-based arrangement" in support of the selected proposal, the solicitation states. The companies expect to select a proposal by late 2014.

This Form 8-K contains forward-looking statements. These statements are based on management's current expectations and information currently available and are believed to be reasonable and are made in good faith. However, the forward-looking statements are subject to future events, risks, uncertainties and other factors that could cause actual results to differ materially from those projected in the statements. Factors that may make the actual results differ from anticipated results include, but are not limited to, weather conditions, rate of customer growth, the cost and availability of natural gas, competition from other energy providers, new legislation and regulations and application of existing laws and regulations, economic and capital market conditions, the cost and availability of labor and materials and other uncertainties, all of which are difficult to predict and some of which are beyond our control. For these reasons, you should not place undue reliance on these forward-looking statements when making investment decisions. The words "expect," “propose," "possibly," "consider," "seek," "target," "would," and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are only as of the date they are made and we do not undertake any obligation to update publicly any forward-looking statement, either as a result of new information, future events or otherwise. More information about the risks and uncertainties relating to these forward-looking statements may be found in Piedmont's latest Forms 10-K and 10-Q filed with the SEC and available at the SEC’s website at www.sec.gov.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

April 1, 2014	By:	Judy Z. Mayo

Name: Judy Z. Mayo
Title: Vice President, Corporate Secretary and Deputy General Counsel